UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2014 (September 17, 2014)

OxySure Systems, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX	75033
(Address of principal executive offices)	(Zip Code)

(972) 294-6450
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2014, OxySure Systems, Inc. (“OxySure” or the “Company”) announced that the Company has appointed Clark E. Hood as Vice President, Resuscitation Sales Worldwide with an effective date of October 1, 2014.

Mr. Hood has over 25 years experience in healthcare, medical devices and emergency medical equipment, and specifically in sales and sales management. Prior to joining OxySure, Mr. Hood spent over 16 years with Cardiac Science, a global medical device manufacturer of automated external defibrillation (AED) products and management services in over 100 countries. At Cardiac Science he served as Vice President of Resuscitation, having previously served in various management positions, including Vice-President of Sales for North America and Director of National Accounts for North America. As one of the original members of the sales and management team at Survivalink, a privately held Minneapolis based AED company, Mr. Hood played a key role in helping that company grow revenue exponentially from $1.5m in 1996 to approximately $20m in 2001 which lead to Survivalink’s ultimate sale to Cardiac Science, Inc. for over $70m that same year. Mr. Hood has also previously held sales and management positions at BrainLab, Inc., C.R. Bard and U.S. Surgical Corporation. Mr. Hood holds a Bachelor of Business Administration Degree from Baylor University, where he was also a Football Letterman from 1982 to 1984.

The key terms of the agreement with Mr. Clark are as follows:

(1)	Initial contract term: 5 years, renewable thereafter

(2)	Base cash salary: $200,000 per annum, paid twice monthly

(3)	Base stock options: Options as to 50,000 shares of common stock for each year of service, issued at the beginning of each year, and vesting quarterly; exercise price will be 20% above the average of the three closing prices in the 3 trading days prior to the issue date

(4)	Cash override commission: A cash override commission based on a percentage of all resuscitation sales, calculated on a weighted basis using sales dollars, gross margin, and quarterly sales growth

(5)	Stock option performance bonus: Options for up to 250,000 shares of common stock ratably over 5 years subject to the attainment of stated performance targets

(6)	Acceleration of base options if terminated by an acquirer upon a change of control event

A copy of the press release announcing the appointment described in Item 5.02 is filed with this report as Exhibit 99.1. The press release attached as Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit 10.1 Employment Agreement with Clark E Hood.

(d)	Exhibit 99.1 Press Release dated September 18, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2014 OXYSURE SYSTEMS, INC., a Delaware corporation

/s/ Julian T. Ross
BY: ITS:	Julian T. Ross Chief Executive Officer, President, Chief Financial Officer, and Secretary